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                                                                    EXHIBIT 23.3




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports for Crescent Resort Development, Inc. and subsidiaries dated January 25, 2002 and Crescent Development Management Corp. II and subsidiary dated
February 9, 2001 included in this Form 10-K, into Crescent Operating, Inc.'s previously filed registration statement file numbers 333-29069 and 333-43291.


                                             /s/ ARTHUR ANDERSEN LLP

Denver, Colorado,
   April 30, 2002.